Exhibit 32

VITRIX, INC. AND SUBSIDIARY

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-KSB of Vitrix, Inc. (the “Company”) for the year ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Thomas S. Bednarik, President and Chief Executive Officer of the Company, and Craig J. Smith, Vice President - Finance and Administration and Chief Financial Officer of the Company, each hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Thomas S. Bednarik
Thomas S. Bednarik President and Chief Executive Officer September 29, 2003

By:	/s/ Craig J. Smith
Craig J. Smith Vice President - Finance and Administration and Chief Financial Officer September 29, 2003